FORM 10f-3

                 THE BLACKROCK FUNDS

             Record of Securities Purchased
          Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock Municipal
Money Market Portfolio (BR-MMM), CMA Multi-state
Municipal Series Trust, CMA California Municipal Money
Fund (L-CACMA), Cal Money (L-CAMNY), Muni Cash (L-
MUNIC), Merrill Lynch Institutional Tax Exempt
Portfolio (MF-L-TE), Master Tax-Exempt Trust (MF-L-
TET)

2.	Issuer:    State of California

3.	Date of Purchase:  10/17/2008

4.	Underwriter from whom purchased:  Banc of America
Securities LLC

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

a.	List Members of Underwriting Syndicate:
Banc of America Securities LLC, Goldman, Sachs & Co.,
Barclays Capital, Inc., E.J. De La Rosa & Co., Inc.,
Morgan Stanley & Co. Incorporated, Siebert Brandford
Shank & Co., LLC, Alamo Capital, Alta Vista Financial,
Inc., Blaylock Robert Van, LLC, Citi, City National
Securities, Inc., Comerica Securities, DEPFA First
Albany Securities LLC, Fidelity Capital Markets
Services, First Southwest Company, George K. Baum &
Company, Great Pacific Securities, Inc., Grigsby &
Associates, Inc., Jackson Securities, J.P. Morgan
Securities Inc., KeyBanc Capital Markets Inc., Loop
Capital Markets, LLC, Merrill Lynch & Co.,
Nollenberger Capital Partners Inc., Piper Jaffray &
Co., Ramirez & Co., Inc., RBC Capital Markets, Stone &
Youngberg, Southwest Securities, Inc., Wachovia Bank,
National Association, Wells Fargo Institutional
Securities, LLC

6.	Aggregate principal amount purchased (out of total offering)
 (if an equity offering, list aggregate
number of shares purchased (out of total number of shares offered)):
  (BR-MMM) $2,000,000 out of $5,000,000,000;
(L-CACMA) $60,000,000 out of $5,000,000,000;
(L-CAMNY) $15,000,000 out of $5,000,000,000;
(L-MUNIC) $5,000,000 out of $5,000,000,000;
(MF-L-TE) $50,000,000 out of $5,000,000,000;
(MF-L-TET) $100,000,000 out of $5,000,000,000.

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): $237,000,000 out of $5,000,000,000.

8.	Purchase price (net of fees and expenses):  $100.98

9.	Date offering commenced (if different from Date of
Purchase):

10.	Offering price at end of first day on which any sales
were made:

11. ` Have the following conditions been satisfied:	   Yes OR No

	a.	The securities are part of an issue registered
      	under the Securities Act of 1933, as amended, which
     	 	is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue of
      	government securities.				YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.			YES

	c.	The underwriting was a firm commitment
		underwriting.					YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting similar securities during the same period. YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
		(including the operations of predecessors).YES

	f.	Has the affiliated underwriter confirmed
      	that it will not receive any direct or
		indirect benefit as a result of BlackRock's
            participation in the offering?		   YES

Received from: _Bradley C. Snyder       Date:       __10/24/08____